UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2018

EYENOVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

001-38365		47-1178401
(Commission File Number)		(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, NY 10017

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 917-289-1117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2018, Eyenovia, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation, as underwriter (the “Underwriter”), in connection with the public offering of 1,200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price of $2.45 per share, less underwriting discounts and commissions (the “Offering”). In addition, pursuant to the terms of the Underwriting Agreement, the Underwriter has a 45-day option to purchase an additional 180,000 shares of the Company’s Common Stock at the same price (the “Over-Allotment Option”). The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by the Company and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities.

The Offering was made pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-228761), including a prospectus contained therein dated December 19, 2018. On December 20, 2018, the Underwriter exercised in full the Over-Allotment Option. The closing of the Offering and Over-Allotment Option occurred on December 21, 2018. At closing, the Company received net proceeds of approximately $3.1 million after deducting underwriting discounts and commissions and offering expenses, which it intends to use to initiate Phase III clinical trials for MicroPine and MicroProst, complete formulation work for each development program, and for general corporate purposes, including working capital.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01.	Other Material Information.

On December 19, 2018, the Company issued a press release announcing the pricing of the Offering described in Item 1.01. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 19, 2018, by and between Eyenovia, Inc. and National Securities Corporation.
99.1	Press release issued by Eyenovia, Inc. dated December 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: December 21, 2018	By:	/s/ John Gandolfo
Name: John Gandolfo Title: Chief Financial Officer